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                                                                EXHIBIT - 10.4.4

CIT Commercial Services            T: 213 613-2400
200 South Grand Avenue
Los Angeles, CA 90071

CIT logo




December 3, 2002


Mr. Manuel Marrero, CFO
Mossimo, Inc.
2016 Broadway Blvd.
Santa Monica, CA 90404

Dear Manny:

This letter will confirm our phone conversation of 12/2/02 where it was agreed that based on the receipt of your 12/02 wire for $1,000,000.00, which will reduce our outstanding loan balance to $1,068,537.42, CIT will release its security interest in the personal investment account #2CT-30108 of Mossimo Giannulli held at Merrill Lynch.

It was also agreed that we will maintain the personal guaranty of Mossimo Giannulli individually and Mossimo Giannulli, as the sole trustee of the Mossimo Giannulli Trust dated 1/18/95 with an adjustment in the limit cap of the guaranty from the present $1,000,000.00 to an amount equal to fifty percent (50%) of the outstanding debt owed to CIT.

Amendments to our legal documentation to reflect the above are in process and will be forwarded to you for Mossimo's signature as soon as possible.

Regards,

/s/ James E. Ezemoli


James E. Ezemoli
Vice President